Exhibit 5.1

CONSENT OF INDEPENDENT AUDITORS

To the Sponsor, Trustee and Unit Holders of
Tax Exempt Securities Trust, National Trust 313 (Insured), National Trust 314 and California Trust 196:

We consent to the use of our report dated July 18, 2002, included herein and to the reference to our firm under the heading “Auditors” in the Prospectus.

New York, New York
July 18, 2002